Philip H. Newman 617.570.1558 pnewman@ goodwinprocter.com	(j)(1) Goodwin Procter LLP Counsellors at Law Exchange Place Boston, MA 02109 T: 617.570.1000 F: 617.523.1231

April 25, 2012

VIA EDGAR

ING Variable Funds, ING Strategic Allocation Portfolios, Inc., ING Money Market Portfolio, ING Intermediate Bond Portfolio, ING Balanced Portfolio, Inc. and ING Variable Portfolios, Inc.

7337 E. Doubletree Ranch Road

Scottsdale, Arizona 85258

Re:	ING Variable Funds

Post-Effective Amendment No. 86 to Registration Statement on Form N-1A

File Nos. 002-51739; 811-02514

ING Strategic Allocation Portfolios, Inc.

Post-Effective Amendment No. 42 to Registration Statement on Form N-1A

File Nos. 033-88334; 811-08934

ING Money Market Portfolio

Post-Effective Amendment No. 74 to Registration Statement on Form N-1A

File Nos. 002-53038; 811-02565

ING Intermediate Bond Portfolio

Post-Effective Amendment No. 80 to Registration Statement on Form N-1A

File Nos. 002-47232; 811-02361

ING Balanced Portfolio, Inc.

Post-Effective Amendment No. 47 to Registration Statement on Form N-1A

File Nos. 033-27247; 811-05773

ING Variable Portfolios, Inc.

Post-Effective Amendment No. 65 to Registration Statement on Form N-1A

File Nos. 333-05173; 811-07651

Ladies and Gentlemen:

Reference is hereby made to the following: (i) Post-Effective Amendment No. 86 to the Registration Statement on Form N-1A of ING Variable Funds (“IVF”), (ii) Post-Effective Amendment No. 42 to the Registration Statement on Form N-1A of ING Strategic Allocation Portfolios, Inc. (“ISAP”), (iii) Post-Effective Amendment No. 74 to the Registration Statement on Form N-1A of ING Money Market Portfolio (“IMMP”), (iv) Post-Effective Amendment No. 80 to the Registration Statement on Form N-1A of ING Intermediate Bond Portfolio (“IIBP”), (v) Post-Effective Amendment No. 47 to the Registration Statement on Form N-1A of ING Balanced Portfolio, Inc. (“IBP”) and (vi) Post-Effective Amendment No. 65 to the Registration Statement on Form N-1A of ING Variable Portfolios, Inc. (“IVPI”) (each of “IVF”, “ISAP”, “IMMP” “IIBP”, “IBP” and “IVPI” hereinafter referred to as a “Registrant”). Each of (i) through (vi) is being filed pursuant to Rule 485(b) under the Securities Act of 1933, as amended (each of which is referred to herein as a “Registration Statement”), together with the exhibits indicated as being filed therewith.

ING Variable Portfolios, Inc.

ING Strategic Allocation Portfolios, Inc.

ING Variable Funds

ING Money Market Portfolio

ING Intermediate Bond Portfolio

ING Balanced Portfolio, Inc.

We hereby consent to the references to our firm as legal counsel for each Registrant in the applicable Registration Statement. This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,

GOODWIN PROCTER LLP